UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 21, 2008

NetFabric Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	76-0307819
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Cherry Hill Road, Parsippany, NJ 07054
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code - (973) 537-0077

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 21, 2008, the Company entered into a Waiver agreement (“Agreement”) with Laurus Master Fund, Ltd (“Laurus”). Pursuant to the Agreement, Laurus waived some of the technical defaults of the Security Agreement of February 10, 2006 by and between Laurus and the Company. The defaults waived were technical and there were no payment defaults. In exchange for the waiver, the Company agreed to issue Laurus one million shares of its restricted common stock.

Item 3.02 UN REGSITERED SALES OF EQUITY SECURTIES

See Item 1.01

Item 9.01 Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Waiver agreement dated March 21, 2008 by and between Netfabric Holdings, Inc and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFABRIC HOLDINGS, INC.

Date: March 21, 2008	By:	/s/ Fahad Syed
Name: Fahad Syed Title: Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Waiver agreement dated March 21, 2008 by and between Netfabric Holdings, Inc and Laurus Master Fund, Ltd.